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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Dresser Industries, Inc. of our report dated December 9, 1993, relating to the consolidated financial statements of Dresser Industries, Inc., which appears on page 22 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1993; our report dated November 12, 1992 relating to the consolidated financial statements of Dresser-Rand Company, which appears on page 3 of the consolidated financial statements of Dresser-Rand Company in such Annual Report on Form 10-K; and our report on the Dresser-Rand Financial Statement Schedules, which appears on page 19 of the consolidated financial statements of Dresser-Rand Company in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 9, 1994 on the supplemental consolidated financial statements of Dresser Industries, Inc. which appears on page F-11 of Amendment No. 1 on Form 8-K/A to Dresser's Current Report on Form 8-K dated January 21, 1994. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

PRICE WATERHOUSE

Dallas, Texas
July 1, 1994